UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: May 16th, 2006

MANGAPETS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-27407 (Commission File Number)	98-0187705 (IRS Employer Identification Number)

Rene Hamouth, Chief Executive Officer

Suite 440-375 Water Street, Vancouver, British Columbia, Canada V6B 5C6
(Address of principal executive offices)

(604) 922-7774
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01           Entry Into a Material Definitive Agreement

On May 16th, 2006 MangaPets Inc. (the “Company”) entered into an agreement (the “Agreement”) to purchase one hundred percent (100%) of the assets (the “Assets”) from a limited liability company organized and incorporated under the laws of the Netherlands Antilles (the “Vendor); with the exception of one copy of the Vendors source code used to operate a processing and marketing engine (the “Excluded Assets”) for an aggregate purchase price of eight million dollars (US $8,000,000) (“The Purchase Price”).

The Assets include ten internet domain names (the “Domains) which are specific to the online gaming industry, the license for 3 complete software solutions (the “Software’) for running an Online Casino with three of the Domains, all customer information, transaction history and affiliate and marketing data as recorded by the Software on Closing Date from three of Domains; the software and source code behind the technology used to operate the processing and marketing engine behind five websites developed from five of the Domains; the database of current data in the technology used to operated the processing and marketing engine behind five websites developed from five of the Domains, including but not limited to all their affiliates, customers (players) and the financial data of customers, processing, their 3rd party integrations; one sub-license agreement; and one hosting agreement.

The Company has agreed to pay two million dollar’s (US $2,000,000) and issue that number of par value $0.001 common shares of the Company equal to one million six hundred thousand dollars (US $1,600,000) on June 18th, 2006 (the “Closing Date”). The Assets of the Vendor will be transferred to the Company on the Closing date.

On March 1st, 2007 the Company shall pay the Vendor by way of wire transfer four million four hundred thousand dollars (US $4,400,000) to complete the payment of the Purchase Price.

The Vendor’s unaudited total wagering in 2005 was one hundred and ninety six million dollars (US $196,000,000) with a net profit of one million four hundred thousand dollars (US $1,400,000). The Vendor expects unaudited total wagering in 2005 to equal two hundred million dollars (US $200,000,000) with a net profit of two million two hundred thousand dollars (US $2,200,000).

The Agreement is subject to due diligence and confidentiality terms wherein the identity of the parties to the agreement, the specific websites and URL’s may not be disclosed until after the Closing Date.

Item 1.02           Termination of a Material Definitive Agreement

On May 15, 2005 the consulting agreement between Kent Carasquero and the Company was terminated. Under the consulting agreement Mr. Carasquero managed the Company’s accounts receivable and payable, and acted as a liaison with the Company’s accountants, auditors and lawyers. The contract was terminated as a result of a change in management and there were no termination penalties incurred.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      MangaPets, Inc.

      By: /s/ Rene Hamouth                                      May 24, 2006

      Name: Rene Hamouth

      Title: Chief Executive Officer

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